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 CUSIP No. G8915Z102                  13-G                   Page 7  of 10 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 12, 1999
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               MORGAN STANLEY DEAN WITTER & CO. and VAN KAMPEN ASSET  MANAGEMENT

               INC. hereby agree that, unless differentiated,  this Schedule 13G is filed on behalf of each of the parties.

            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co. Incorporated

            VAN KAMPEN ASSET MANAGEMENT INC.

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan / Principal Morgan Stanley Dean Witter Investment
                             Management Inc.


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).